Exhibit 10.6

ASSIGNMENT AND ASSUMPTION AGREEMENT
This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of February 28, 2013 (the “Assignment Effective Date”) is made by and between Wells Real Estate Funds, Inc., a Georgia corporation (“Wells REF”) and Wells Management Company, Inc., a Georgia corporation (“Wells Management”) to Wells Operating Partnership II, L.P. (“REIT II”).
WHEREAS, Wells REF owns all of the issued and outstanding shares of Wells Management and Wells Management owns all of the issued and outstanding limited liability company membership interests in Wells Real Estate Services, LLC, a Georgia limited liability company (“WRES”);
WHEREAS, each of Wells REF, Wells Management, WRES, and REIT II are parties to the Transition Services Agreement, as amended by the Amendment to Transition Services Agreement (as amended, the “Transition Services Agreement”), whereby REIT II is granted the option to acquire all issued and outstanding limited liability company membership interests in WRES held by Wells Management, and all rights, title, benefits, privileges and interests therein (the “Units”), upon delivery of written notice (the “WRES Option Notice”) to Wells REF of the exercise of such; and
WHEREAS, REIT II has duly delivered the WRES Option Notice to Wells REF, evidencing its desire to acquire and assume the Units.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
1.Recitals. The foregoing recitals are made a part of this Agreement.
2.Definitions. All capitalized terms used in this Agreement but not otherwise defined herein are given the meanings set forth in the Transition Services Agreement.
3.Transfer and Assignment of the Units. Wells Management hereby grants, conveys, assigns, transfers and delivers the Units to REIT II, and its successors and assigns, and REIT II hereby accepts such Units (including without limitation, all of Wells Management's right, title, benefits, privileges and interest in and to the profits, losses, distributions, and capital of WRES represented by the Units) as of the date hereof.
4.Acceptance of Assignment. REIT II hereby accepts the assignment and transfer of Wells Management's right, title, benefits, privileges and interest in and to the Units. Notwithstanding any provision in WRES's limited liability company operating agreement to the contrary, REIT II is hereby admitted as the sole member of WRES. Effective as of the execution and delivery of this Agreement by all parties hereto, Wells Management shall no longer be a member of WRES.
5.Representations and Warranties of Wells REF. Wells REF and Wells Management represent and warrant to REIT II that, (a) each of the representations and warranties made by Wells REF and Wells Management in the Transition Services Agreement and the Property Management Asset Transfer Agreement are true and correct in all respects as of the date hereof; (b) WRES has no obligations or liabilities to Wells REF, Wells Management or any of their affiliates; (c) WRES's current assets are not less than its current liabilities and WRES has no indebtedness or other long-term liabilities; (d) WRES is not in default under any contract to which WRES is a party and has made all payments when due under such contracts; and

(e) WRES has operated in the ordinary course of business since the Effective Date of the Amendment to the Transition Services Agreement. Wells REF and REIT II agree that the actual current assets and current liabilities as of the Assignment Effective Date shall be finally determined no later than thirty (30) days following the Assignment Effective Date. If current liabilities exceed current assets as finally determined, then Wells REF shall be responsible for the deficiency, after taking into account any reimbursement obligations of REIT II under the Property Management Agreement for periods prior to the Assignment Effective Date.
6.Indemnification. REIT II hereby agrees to cause WRES to indemnify, defend and hold harmless Wells REF and Wells Management and their successors and assigns, of and from any and all costs, liabilities and expense, including court costs and attorneys fees, arising from or connected with the operation of the Property Management Business by WRES or REIT II after the Assignment Effective Date. Wells REF and Wells Management hereby agree to indemnify, defend and hold harmless REIT II and WRES, and their successors and assigns, of and from any and all costs, liabilities and expenses, including court costs and attorney fees, arising from or connected with the operation of the Property Management Business by WRES, Wells REF or Wells Management before the Assignment Effective Date.
7.Further Assurances. Wells REF and Wells Management hereby each covenant and agree that, at any time and from time to time after the delivery of this Agreement, at REIT II's request and expense, Wells REF and Wells Management, and their successors and assigns, will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, any and all such further acts, conveyances, transfers, assignments, powers of attorney and assurances as REIT II reasonably may require to more effectively grant, convey, assign, transfer, set over to or vest in REIT II the Units, or to otherwise carry into effect the intent and purposes of this Agreement.
8.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without reference to the choice of law principles thereof.
9.Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
10.Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which shall be considered one and the same agreement.
[Signature page follows]

IN WITNESS WHEREOF, this Assignment and Assumption Agreement has been signed by or on behalf of each of the parties as of the date first written above.

WELLS REF:

Wells Real Estate Funds, Inc.

By: /s/ Robert M. McCullough
Name: Robert M. McCullough
Title: Vice President

WELLS MANAGEMENT:

Wells Management Company, Inc.

By: /s/ Robert M. McCullough
Name: Robert M. McCullough
Title: Vice President

REIT II:

Wells Operating Partnership II, L.P.

By: /s/ E. Nelson Mills
Name: E. Nelson Mills
Title: President

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